77C Matters submitted to a vote of security holders

Liberty Tax-Exempt Fund

(a) On September 26, 2001, a Special Meeting of Shareholders of Liberty Tax-Managed Aggressive Growth Fund (Fund) was held to approve the following item, as described in the Proxy Statement for the Meeting. On July 16, 2001, the record date for the Meeting, the Fund had 163,986,920.043 outstanding shares of beneficial interest. The vote cast at the Meeting was as follows:

(b)   Not applicable

(c) To approve a new Investment Advisory Agreement with Colonial Management Associates.

       For:          113,934,678.962  shares of beneficial interest being a
                                      majority of the shares represented
                                      at the Meeting
      Against:        1,914,858.938   shares of beneficial interest
      Abstain:        3,755,241.910   shares of beneficial interest


 (d) not applicable



77C Matters submitted to a vote of security holders cont'd

Liberty Tax-Exempt Insured Fund

(a) On September 26, 2001, a Special Meeting of Shareholders of Liberty Tax-Managed Growth Fund (Fund) was held to approve the following items, as described in the Proxy Statement for the Meeting. On July 16, 2001, the record date for the Meeting, the Fund had 19,528,913.682 outstanding shares of beneficial interest. The votes cast at the Meeting were as follows:

(b)   Not applicable

(c) To approve a new Investment Advisory Agreement with Colonial Management Associates.

       For:       12,007,724.055   shares of beneficial interest being a
                                   majority of the shares represented
                                   at the Meeting
      Against:        239,723.542  shares of beneficial interest
      Abstain:        356,295.616  shares of beneficial interest

 (d) not applicable


77C Matters submitted to a vote of security holders cont'd

Liberty High Yield Municipal Fund

(a) On September 26, 2001, a Special Meeting of Shareholders of Liberty Tax-Managed Growth Fund II (Fund) was held to approve the following items, as described in the Proxy Statement for the Meeting. On July 16, 2001, the record date for the Meeting, the Fund had 14,737,225.976 outstanding shares of beneficial interest. The votes cast at the Meeting were as follows:

(b)   Not applicable

(c) To approve a new Investment Advisory Agreement with Colonial Management Associates.

       For:          11,716,200.925     shares of beneficial interest being a
                       majority of the shares represented
                                                     at the Meeting
      Against:        136,102.794     shares of beneficial interest
      Abstain:        289,999.917     shares of beneficial interest

 (d) not applicable


Liberty Utilities Fund

(a) On September 26, 2001, a Special Meeting of Shareholders of Liberty Tax-Managed Value Fund (Fund) was held to approve the following item, as described in the Proxy Statement for the Meeting. On July 16, 2001, the record date for the Meeting, the Fund had 52,416,577.213 outstanding shares of beneficial interest. The vote cast at the Meeting was as follows:

(b)   Not applicable

(c) To approve a new Investment Advisory Agreement with Colonial Management Associates.

    For:        39,097,679.066    shares of beneficial interest being a
                                  majority of the shares represented
                                  at the Meeting
      Against:     676,886.204    shares of beneficial interest
      Abstain:   1,111,258.491    shares of beneficial interest

 (d) not applicable


(proxy statement incorporated herein by reference to Accession number 0000950135-01-502257) (proxy statement incorporated herein by reference to Accession number 000021847-01-500133)

77Q1- Exhibits

Management Agreements

                        LIBERTY HIGH YIELD MUNICIPAL FUND
                             LIBERTY TAX-EXEMPT FUND
                         LIBERTY TAX-EXEMPT INSURED FUND

                              MANAGEMENT AGREEMENT

AGREEMENT dated as of November 1, 2001, between LIBERTY FUNDS TRUST IV, a Massachusetts business trust ("Trust"), with respect to LIBERTY HIGH YIELD MUNICIPAL FUND, LIBERTY TAX-EXEMPT FUND and LIBERTY TAX-EXEMPT INSURED FUND ("Funds"), and COLONIAL MANAGEMENT ASSOCIATES, INC., a Massachusetts corporation ("Advisor").

In consideration of the promises and covenants herein, the parties agree as follows:

1. The Advisor will manage the investment of the assets of the Funds in accordance with its prospectus and statement of additional information and will perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. The Advisor may delegate its investment responsibilities to a sub-advisor.

2.   In carrying out its investment management obligations, the Advisor shall:

     (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (b) purchase and sell securities and other investments for the Funds in accordance with the procedures described in its prospectus and statement of additional information; and (c) report results to the Board of Trustees of the Trust.

3.   The Advisor shall furnish at its expense the following:

     (a) office space, supplies, facilities and equipment; (b) executive and other personnel for managing the affairs of the Funds (including preparing financial information of the Funds and reports and tax returns required to be filed with public authorities, but exclusive of those related to custodial, transfer, dividend and plan agency services, determination of net asset value and maintenance of records required by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder (1940
     Act)); and (c) compensation of Trustees who are directors, officers, partners or employees of the Advisor or its affiliated persons (other than a registered investment company).

4. The Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

5. The Funds shall pay the Advisor monthly a fee at the annual rate of 0.60% of the first $1 billion, 0.55% in excess of $1 billion, 0.50% in excess of $3 billion and 0.45% in excess of $4 billion of the combined average daily net assets of the Liberty Tax-Exempt Fund, Liberty Tax Exempt Insured Fund and Liberty High Yield Municipal Fund; provided, however that the monthly fee otherwise payable by Liberty Tax-Exempt Fund after application of the foregoing provision shall be reduced by an amount equal to the product of (a) 0.05% / 12 times (b) the lesser of $1 billion or the excess of Liberty Tax-Exempt Fund's average daily net assets for the month over $2 billion; and provided, further however, that the monthly fee otherwise payable by Liberty Tax-Exempt Fund after application of the foregoing clauses (a) and (b) shall be further reduced by an amount calculated as follows: (i) for January through March 1996, the reduction shall be (0.01% / 12) times the Fund' s average daily net assets for the month,
     (ii) for April through June 1996, the reduction shall be (0.02% / 12) times the Fund's average daily net assets for the month, (iii) for July through September 1996, the reduction shall be (0.03% / 12) times the Fund's average daily net assets for the month, and (iv) for months after September 1996, the reduction shall be (0.04% / 12) times the Fund's average daily net assets for the month.

6. If the operating expenses of the Funds for any fiscal year exceed the most restrictive applicable expense limitation for any state in which shares are sold, the Advisor's fee shall be reduced by the excess but not to less than zero. Operating expenses shall not include brokerage, interest, taxes, deferred organization expenses, Rule 12b-1 distribution fees, service fees and extraordinary expenses, if any. The Advisor may waive its compensation (and bear expenses of the Fund) to the extent that expenses of the Funds exceed any expense limitation the Advisor declares to be effective.

7.   This Agreement shall become effective as of the date of its execution, and

     (a) unless otherwise terminated, shall continue until July 31, 2003 and from year to year thereafter so long as approved annually in accordance with the 1940 Act; (b) may be terminated without penalty on sixty days' written notice to the Advisor either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares of the Funds;
     (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Advisor on sixty days' written notice to the Trust.

8.   This Agreement may be amended in accordance with the 1940 Act.

9. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

10. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, or reckless disregard of its obligations and duties hereunder, the Advisor shall not be subject to any liability to the Trust or the Funds, to any shareholder of the Trust or the Funds or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

     LIBERTY FUNDS TRUST IV
       on behalf of
     LIBERTY HIGH YIELD MUNICIPAL FUND
     LIBERTY TAX-EXEMPT FUND
     LIBERTY TAX-EXEMPT INSURED FUND


By: ________________________________________________
      William J. Ballou
      Secretary

COLONIAL MANAGEMENT ASSOCIATES, INC.

By:_________________________________________________
     William J. Ballou
     Senior Vice President

A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Funds.


                             LIBERTY UTILITIES FUND

                              MANAGEMENT AGREEMENT

AGREEMENT dated as of November 1, 2001, between LIBERTY FUNDS TRUST IV, a Massachusetts business trust ("Trust"), with respect to LIBERTY UTILITIES FUND ("Fund"), and COLONIAL MANAGEMENT ASSOCIATES, INC., a Massachusetts corporation ("Advisor").

In consideration of the promises and covenants herein, the parties agree as follows:

1. The Advisor will manage the investment of the assets of the Fund in accordance with its prospectus and statement of additional information and will perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. The Advisor may delegate its investment responsibilities to a sub-advisor.

2.   In carrying out its investment management obligations, the Advisor shall:

     (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (b) purchase and sell securities and other investments for the Fund in accordance with the procedures described in its prospectus and statement of additional information; and (c) report results to the Board of Trustees of the Trust.

3.   The Advisor shall furnish at its expense the following:

     (a) office space, supplies, facilities and equipment; (b) executive and other personnel for managing the affairs of the Fund (including preparing financial information of the Fund and reports and tax returns required to be filed with public authorities, but exclusive of those related to custodial, transfer, dividend and plan agency services, determination of net asset value and maintenance of records required by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder (1940
     Act)); and (c) compensation of Trustees who are directors, officers, partners or employees of the Advisor or its affiliated persons (other than a registered investment company).

4. The Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

5. The Fund shall pay the Advisor monthly a fee at the annual rate of 0.65% of the average daily net assets of the Fund.


6. If the operating expenses of the Fund for any fiscal year exceed the most restrictive applicable expense limitation for any state in which shares are sold, the Advisor's fee shall be reduced by the excess but not to less than zero. Operating expenses shall not include brokerage, interest, taxes, deferred organization expenses, Rule 12b-1 distribution fees, service fees and extraordinary expenses, if any. The Advisor may waive its compensation (and bear expenses of the Fund) to the extent that expenses of the Fund exceed any expense limitation the Advisor declares to be effective.

7.   This Agreement shall become effective as of the date of its execution, and

     (a) unless otherwise terminated, shall continue until July 31, 2003 and from year to year thereafter so long as approved annually in accordance with the 1940 Act; (b) may be terminated without penalty on sixty days' written notice to the Advisor either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares of the Fund;
     (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Advisor on sixty days' written notice to the Trust.

8.   This Agreement may be amended in accordance with the 1940 Act.

9. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

10. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, or reckless disregard of its obligations and duties hereunder, the Advisor shall not be subject to any liability to the Trust or the Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

LIBERTY FUNDS TRUST IV
on behalf of LIBERTY UTILITIES FUND

By: ________________________________________________
      William J. Ballou
      Secretary

COLONIAL MANAGEMENT ASSOCIATES, INC.

By:_________________________________________________
     William J. Ballou
     Senior Vice President

A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.



Accountant's Report on Internal Control
[PricewaterhouseCoopers logo]
PricewaterhouseCoopers LLP
160 Federal Street
Boston, MA 02110-9862
                        Report of Independent Accountants

To the Board of Trustees and Shareholders of Liberty Funds Trust IV

In planning and performing our audits of the financial statements of Liberty Tax Exempt Fund, Liberty Tax Exempt Insured Fund, Liberty High Yield Municipal Fund and Liberty Utilities Fund (the "Funds") (each a series of Liberty Funds Trust
IV) for the year ended November 30, 2001, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of November 30, 2001.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
January 16, 2002